Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of December 19, 2016, among Orexigen Therapeutics, Inc., a Delaware corporation (the “Company”), U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America, as trustee under the Indenture referred to below (in such capacity, the “Trustee”) and as collateral agent under the Indenture referred to below (in such capacity, the “Collateral Agent”), and the Holders signatory hereto.

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 21, 2016, providing for the issuance of 0% Convertible Senior Secured Notes due 2020 (the “Notes”);

WHEREAS, Section 10.02 of the Indenture provides that under certain circumstances the Company, the Trustee and the Collateral Agent may enter into a supplemental indenture to amend the Indenture with the consent of the Holders of a majority of the aggregate principal amount of the Notes then outstanding;

WHEREAS, in connection with the execution and delivery of this First Supplemental Indenture, the Trustee has received an Officer’s Certificate and an Opinion of Counsel as contemplated by Sections 10.05 and 19.05 of the Indenture; and

WHEREAS, the Company has requested that the Trustee and the Collateral Agent execute and deliver this First Supplemental Indenture and has satisfied all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this First Supplemental Indenture mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS TO THE INDENTURE.

(i)	Section 1.01 of the Indenture is hereby amended and supplemented by adding the following definition in the appropriate alphabetical order.

“2.75% Convertible Senior Notes due 2020” means the Company’s 2.75% Convertible Senior Notes due 2020 under that certain Indenture, dated as of December 6, 2013, by and between the Company and Wilmington Trust, National Association, as trustee.

(ii)	Section 1.01 of the Indenture is hereby amended and supplemented by amending and restating in full the following definition in the appropriate alphabetical order:

“Required Restricted Cash Balance” means $165,000,000 until December 21, 2016, thereafter $100,000,000 until March 21, 2017, and thereafter $50,000,000 until June 21, 2017; provided that the use of up to $10,000,000 to repurchase the 2.75% Convertible Senior Notes due 2020 (only to the extent permitted by Section 4.13(a)) shall reduce the “Required Restricted Cash Balance” by an amount equal to the aggregate repurchase price (including any reasonable and customary commissions and fees paid by the Company in connection therewith) for the 2.75% Convertible Senior Notes due 2020 repurchased; provided further, however, that (x) upon the occurrence of any Fundamental Change, the “Required Restricted Cash Balance” shall be reduced by the principal amount of Notes repurchased in connection with the related Fundamental Change and (y) upon the settlement of any Conversion Obligation only in cash prior to Stockholder Approval, the “Required Restricted Cash Balance” shall be reduced by the principal amount of Notes converted in connection therewith.

(iii)	Section 4.13 of the Indenture is hereby amended and restated in full to read as follows:

Section 4.13. Limitations on the Prepayments, Etc. of Indebtedness.

(a) The Company shall not, and shall not permit any of its Subsidiaries to, (i) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest and regularly scheduled principal shall be permitted) any Indebtedness of the Company or its Subsidiaries that is (a) of a type described in clause (i), (ii), (iii) and (iv) of the definition of Indebtedness and that is (x) unsecured, (y) secured by a Lien that is junior in priority to the Lien securing the Obligations or (z) subordinated to the Notes expressly by its terms or (b) otherwise expressly subordinated to the Obligations (in each case, other than Indebtedness among the Company and its Subsidiaries) (such Indebtedness under clauses (a) and (b), collectively, “Pari/Junior Financing”), except (A) the refinancing thereof with the net cash proceeds of, or in exchange for, any Permitted Refinancing Debt, (B) the conversion or exchange of any Pari/Junior Financing to or for Capital Stock (other than Disqualified Stock) of the Company, (C) the repayment of revolving loans under any revolving credit facility of any Foreign Subsidiary constituting Permitted Indebtedness and (D) the use of up to $10,000,000 to repurchase the 2.75% Convertible Senior Notes due 2020 or (ii) make any payment in violation of any subordination terms of any Pari/Junior Financing Documentation.

(b) The Company shall not, and shall not permit any of its Subsidiaries to, amend, modify or change, in any manner that is materially adverse to the interests of the Holders, the payment obligations of the Company or its Subsidiaries under any Pari/Junior Financing, including, without limitation, by shortening the scheduled maturity date or the Weighted Average Life to Maturity thereof (other than as expressly permitted pursuant to Section 4.13(a)).

3. CONSENT OF HOLDERS. Pursuant to Section 10.02 of the Indenture, the undersigned Holders, which make up a majority of Holders of the aggregate principal amount of the Notes outstanding as of the date hereof, hereby consent to this First Supplemental Indenture, including Article 2 hereto.

4. DISCLOSURE. The Company hereby agrees to file a Current Report on Form 8-K disclosing and attaching this First Supplemental Indenture with the Securities and Exchange Commission on or before December 23, 2016.

5. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FIRST SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6. COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy (which may be provided via facsimile or other electronic transmission) shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

OREXIGEN THERAPEUTICS, INC.

By:	/s/ Michael Narachi
Name: Michael Narachi
Title: Chief Executive Officer and President

[Signature Page – First Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee and as Collateral Agent

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

[Signature Page – First Supplemental Indenture]

BAUPOST GROUP SECURITIES, L.L.C., as a Holder

By: The Baupost Group, L.L.C., its Managing Member

By:	/s/ Gregory A. Ciongoli
Name: Gregory A. Ciongoli
Title: Partner

[Signature Page – First Supplemental Indenture]

BIOTECHNOLOGY VALUE FUND, L.P., as a Holder

By:	/s/ Mark Lampert
	Name:	Mark Lampert
	Title:	President of BVF Inc. General Partner of BVF Partners, L.P. General Partner of Biotechnology Value Fund, L.P.

[Signature Page – First Supplemental Indenture]

BIOTECHNOLOGY VALUE FUND II, L.P., as a Holder

By:	/s/ Mark Lampert
	Name:	Mark Lampert
	Title:	President of BVF Inc. General Partner of BVF Partners, L.P. General Partner of Biotechnology Value Fund II, L.P.

[Signature Page – First Supplemental Indenture]

BIOTECHNOLOGY VALUE TRADING FUND OS, L.P., as a Holder

By:	/s/ Mark Lampert
	Name:	Mark Lampert
	Title:	President of BVF Inc. General Partner of BVF Partners, L.P. Sole Member of BVF Partners OS, Ltd. General Partner of Biotechnology Value Trading Fund OS, L.P.

[Signature Page – First Supplemental Indenture]

INVESTMENT 10, LLC, as a Holder

By:	/s/ Mark Lampert
	Name:	Mark Lampert
	Title:	President of BVF Inc. General Partner of BVF Partners, L.P. Attorney-in-fact for Investment 10, LLC

[Signature Page – First Supplemental Indenture]

MSI BVF SPV, LLC, as a Holder

By:	/s/ Mark Lampert
	Name:	Mark Lampert
	Title:	President of BVF Inc. General Partner of BVF Partners, L.P. Attorney-in-fact for MSI BVF SPV, LLC

[Signature Page – First Supplemental Indenture]

ROADRUNNER CO., as a Holder

By:	/s/ Mark Lampert
	Name:	Mark Lampert
	Title:	President of BVF Inc. General Partner of BVF Partners, L.P. Attorney-in-fact for Roadrunner Co.

[Signature Page – First Supplemental Indenture]